EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-211906) pertaining to debt securities and common stock of Park-Ohio Holdings Corp.,

(2)	Registrations Statement (Form S-8 No. 333-204713) pertaining to the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-182467) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-01047) pertaining to the Individual Account Retirement Plan,

(5)	Registration Statement (Form S-8 No. 333-58161) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-110536) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-137540) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan, and

(8)	Registration Statement (Form S-8 No. 333-161474) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan;

of our reports dated March 9, 2017, with respect to the consolidated financial statements and schedule of Park-Ohio Holdings Corp. and Subsidiaries and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp. and Subsidiaries, included in this Annual Report (Form 10-K) of Park-Ohio Holdings Corp. and Subsidiaries for the year ended December 31, 2016.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 9, 2017